Exhibit 10.11

FARO Technologies 2009 Equity Incentive Plan

Restricted Stock Unit Award Agreement

You have been selected to participate in the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “Plan”), as specified below:

Grantee:

Grant Date:

Number of Restricted Stock Units Granted:

THIS AGREEMENT, evidences the grant of restricted stock units (the “Restricted Stock Units”) by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Grantee named above, on the date indicated above, pursuant to the provisions of the Plan.

The Agreement and the Plan contain the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Award of Restricted Stock Units. The Company hereby grants to the Grantee the number of Restricted Stock Units set forth above, subject to the terms and conditions of the Plan and this Agreement.

2. Vesting of Restricted Stock Units; Forfeiture. All Restricted Stock Units will vest in accordance with Exhibit A. If the Grantee terminates employment from the Company or an Affiliate for reasons other than death or disability (as determined by the Committee) prior to the date the Restricted Stock Units are vested, the Restricted Stock Units that have not yet vested as of the date of such termination will be immediately forfeited without further consideration or any act or action by the Grantee. If, prior to the date the Restricted Stock Units have vested, (i) the Grantee terminates employment from the Company or an Affiliate as a result of death or disability (as determined by the Committee), or (ii) a Change in Control occurs, and the Grantee is a Covered Executive on the date of such Change in Control, then all such units that have not previously been forfeited under Exhibit A shall vest on the date of such termination or Change in Control, as applicable.

3. Conversion to Shares. Vested Restricted Stock Units will be converted on the vesting date to actual Shares, and will be registered in the Grantee’s name on the books of the Company as of that date. As soon as practicable after vesting of Restricted Stock Units, the Company shall issue to the Grantee a certificate for a number of Shares equal to the number of Restricted Stock Units that have vested.

4. Nontransferability of the Award. This Award shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

5. Tax Withholding. When the Restricted Stock Units become taxable income to the Grantee, the Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. The Grantee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold Shares otherwise issuable to the Grantee pursuant to the vesting of the Restricted Stock Units (the “Withholding Election”) having a Fair Market Value on the date income is recognized (the “Tax Date”) equal to the minimum amount required to be withheld. If the number of Shares withheld to satisfy withholding tax requirements shall include a fractional share, the number of Shares withheld shall be reduced to the next lower whole number and the Grantee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

6. Status of Grantee. The Grantee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units unless and until a stock certificate is issued therefor upon vesting of the units. Neither the Plan nor the Award Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

7. Powers of the Company Not Affected. The existence of this Award shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Interpretation by Committee. As a condition of the granting of the Restricted Stock Units, the Grantee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

9. Miscellaneous.

(a) This Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Award, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.

(c) The Grantee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

(f) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Grant Date.

FARO TECHNOLOGIES, INC.

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

VESTING SCHEDULE

Unless vesting is accelerated as provided in section 2 of the Agreement, the Restricted Stock Units shall vest (become non-forfeitable) in accordance with the following schedule, provided that Grantee is employed by the Company on each such vesting date:

Vesting Date	Percent of Units Vested